CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	October 20, 2011
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, October 20, 2011 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors has approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on December 9, 2011, to stockholders of record at the close of business on November 25, 2011. At September 30, 2011, there were 16,459,338 common shares outstanding listed on the NASDAQ Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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